Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-230557) pertaining to STERIS Corporation 401(k) Plan for our report dated June 25, 2025, with respect to the financial statements and supplemental schedule of STERIS Corporation 401(k) Plan included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2024.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Cleveland, Ohio

June 25, 2025